Exhibit 10.2

CONSULTING SERVICES AGREEMENT

Between:

DOUGLAS LAKE MINERALS INC.
520, 470 GRANVILLE STREET,
VANCOUVER, BC.
V6C 1V5

(herein called the "Company")

And:

KOKANEE PLACER LTD.
1136 Martin Street,
White Rock
British Columbia V4B 3W1

(herein called the "Consultant")

THE PARTIES:

APPOINTMENT SERVICES:

The Company retains the Consultant to provide professional Geological Services. The Consultant will work with the Company team to provide these services together with project management field services where and when required within the organization and such further and other duties which may from time to time be required.

TERM:

Except as otherwise provided for in the Agreement, the Consultant will provide these services in accordance with the provisions of the Agreement during the period commencing January 2nd. 2005. The term will be for ONE (1) year, and may be extended by agreement of the parties. In the event of an extension of its Term, the provisions of the Agreement shall remain in force except where amended in writing by the parties. Either party may terminate this Agreement by giving at least thirty (30) days written notice to the other. Any monies owed to the Consultant up to the date of termination shall be paid by the company to the Consultant.

QUALIFICATIONS:

The Consultant warrants that he has the qualifications, experience and capabilities to carry out the Services in a competent and efficient manner.

STANDARDS:

The Consultant agrees to meet the performance standards as reasonably prescribed by the Company from time to time.

PAYMENT:

The Company will pay the Consultant for providing the Services in a manner and at the times as required from time to time by the Company. Payment for Services shall be paid as and when the Consultant performs the services, (plus pre-authorized expenses) during the term of the Agreement, subject to issuance of an invoice and receipts in a form satisfactory to the Company.

OWNERSHIP:

All materials produced by or provided to the Company from the Consultant in the course of providing the Services are hereby transferred to and shall be the property of the Company.

CONFIDENTIALITY:

The Consultant will treat as confidential all information for a period of FIVE (5) years after expiration or extension of this agreement and will not, without the prior written consent of the Company, publish, release or disclose or permit to be published, released or disclosed, the materials or any information supplied to, obtained by, or which comes to the knowledge of the Consultant as a result of employment pursuant to this Agreement except insofar as such publication, release or disclosure is necessary to enable the Consultant to fulfill its obligations under this Agreement.

CONFLICT:

The Consultant will not perform a service for or provide advise to any person, firm or corporation where the performance of the service or provision of the advice may or does, in the reasonable opinion of the Company give rise to a conflict of interest between the obligations of the Consultant to the Company under this Agreement and the obligations of the Consultant to such other person, firm or corporation.

INDEPENDEND CONTRACTOR:

The Consultant is an independent contractor and in no way shall be considered an employee of the Company.

MODIFICATIONS:

Any modification to the scope of Services shall be agreed in writing by both parties before such additional work commences.

NON-ASSIGNABILITY:

The Consultant shall not assign the Agreement or sub-contract to any person other than Laurence Stephenson, any right, duty or obligation hereunder, without the prior written consent of the Company and any attempt to assign or sub-contract without such consent shall be null and void and of no effect.

ENTIRE AGREEMENT:

This Agreement constitutes the entire agreement between the parties and supersedes any and all prior representations, terms and conditions or warranties made by the Company and the Consultant.

EXECUTED BY THE PARTIES as of January 2nd, 2005.

Douglas Lake Minerals Inc. per: /s/ Steven Johnston Steven Johnston, Director	Kokanee Placer Ltd. per: /s/ Laurence Stephenson Laurence Stephenson, Director